UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 21, 2010

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2010, Genworth Financial, Inc. (the “Company”) completed a public offering of $400 million aggregate principal amount of the Company’s 7.700% Senior Notes due 2020 (the “Notes”). The Notes are governed by an Indenture, dated as of June 15, 2004 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of June 15, 2004 (“Supplemental Indenture No. 1”), Supplemental Indenture No. 2, dated as of September 19, 2005 (“Supplemental Indenture No. 2”), Supplemental Indenture No. 3, dated as of June 12, 2007 (“Supplemental Indenture No. 3”), Supplemental Indenture No. 4, dated as of May 22, 2008 (“Supplemental Indenture No. 4”), Supplemental Indenture No. 5, dated as of December 8, 2009 (“Supplemental Indenture No. 5”), and Supplemental Indenture No. 6, dated as of June 24, 2010 (“Supplemental Indenture No. 6”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year beginning on December 15, 2010.

The Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 65 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The net proceeds of this offering were approximately $397 million. The Company used $200 million of the net proceeds from this offering to repay $100 million of outstanding borrowings under each of its five-year revolving credit facilities and intends to use the remainder for general corporate purposes.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-161562) (the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture No. 1, which are filed as Exhibits 4.10 and 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 1, 2005; to the full text of Supplemental Indenture No. 2, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 19, 2005; to the full text of Supplemental Indenture No. 3, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on June 13, 2007; to the full text of Supplement Indenture No. 4, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 22, 2008; to the full text of Supplement Indenture No. 5, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 8, 2009 and to the full text of Supplemental Indenture No. 6, which is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated by reference herein.

Item 8.01.	Other Events.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of June 21, 2010, among the Company and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the Notes to the Underwriters at an issue price of 99.350% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 100.000% of the principal amount thereof.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated June 21, 2010, among Genworth Financial, Inc. and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as underwriters.

4.1	Supplemental Indenture No. 6, dated as of June 24, 2010, between Genworth Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2010

GENWORTH FINANCIAL, INC.

By:	/s/ Patrick B. Kelleher
Patrick B. Kelleher
Senior Vice President – Chief Financial Officer

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